Exhibit 99.1
Zuora Welcomes Two New Members to its Board of Directors

Redwood City, Calif. – Jan. 14, 2022 – Zuora, Inc. (NYSE: ZUO), the leading cloud-based subscription management platform provider, today announced the appointment of two new independent board directors. Laura Clayton McDonnell, Senior Vice President, Sales for East, Canada and Latin America at ServiceNow, Inc., and Amy Guggenheim Shenkan, a Senior Advisor to Altamont Capital Partners and seasoned public company board director, join Zuora’s® Board of Directors. Together, they bring rich expertise in enterprise, software and digital transformation as the company drives towards its goals of accelerated growth.

“We work with the best companies in the world at a time when subscriptions are top of mind for CXOs globally, and the addition of the experience from our two new board members helps us do even more to accelerate our mission,” said Tien Tzuo, Founder and CEO at Zuora. “Ms. Clayton McDonnell’s incredible leadership of go-to-market organizations for high-growth companies like ServiceNow aligns with our focus on growing our enterprise install base, without losing sight of what’s most important–our customers. Add to that Ms. Shenkan’s deep experience advising enterprises across a wide range of industries on their digital transformation and her extensive board experience, I’m thrilled with the diverse new set of backgrounds and executive talent we’re adding to our board.”

As a former in-house lawyer for Apple, Cisco and Sun Microsystems, Ms. Clayton McDonnell is now a tenured sales leader with a deep understanding of enterprise customers. She is currently the Senior Vice President, Sales - East, Canada and Latin America at digital workflow provider ServiceNow, and has strategic insights into scaling sales functions for a company at an accelerated growth stage.

Ms. Clayton McDonnell said, “My philosophy is that staying curious about my customers is the key to driving their success, so I share in Zuora’s passion for understanding and exceeding its customers' needs. I look forward to joining the Zuora Board of Directors as the company continues to help enterprise customers uncover new ways of doing business that result in stronger customer relationships.”

Ms. Shenkan also joins Zuora’s Board as a new director. Her extensive experience serving on the boards of Ritchie Bros. Auctioneers Incorporated (NYSE: RBA), portfolio companies of Altamont Capital Partners, and the Global Advisory Board of Harvard Business School brings a breadth of experience guiding businesses to excellence. Coupled with her strong expertise from roles with McKinsey & Company, Inc., Preview Travel and Wells Fargo advising enterprises on everything from digital transformation to innovating disruptive business models, Ms. Shenkan helps round out Zuora’s board.

Ms. Shenkan said, “I’ve spent a large portion of my career advising companies on setting strategy for enterprises that are seeking transformation. I am pleased to join the Zuora Board of Directors at a moment when the Subscription Economy® is rapidly evolving, forcing businesses to rethink new ways of doing business.”

Ms. Clayton McDonnell and Ms. Shenkan join the other members of Zuora’s Board of Directors, which includes Ken Goldman, former CFO at Yahoo; Magdalena Yesil, Founder of Broadway Angels; Tim Haley, Partner at Redpoint Ventures; Jason Pressman, Managing Director at Shasta Ventures; Omar Abbosh, Corporate Vice President, Industry Solutions, Microsoft; Sarah Bond, Corporate Vice President, Gaming Partnerships and Business Development, Microsoft; and Tien Tzuo, Founder and CEO of Zuora.

About Zuora
Zuora provides the leading cloud-based subscription management platform that functions as a system of record for subscription businesses across all industries. Powering the Subscription Economy®, the Zuora platform was architected specifically for dynamic, recurring subscription business models and acts as an intelligent subscription management hub that automates and orchestrates the entire subscription order-to-revenue process across billing, collections and revenue recognition. Zuora serves more than 1,000 companies around the world, including Box, Ford, Penske Media Corporation, Schneider Electric, Siemens, Xplornet and Zoom. Headquartered in Silicon Valley, Zuora also operates offices around the world in the U.S., EMEA and APAC. To learn more about the Zuora platform, please visit www.zuora.com.

© 2022 Zuora, Inc. All Rights Reserved. Zuora, Subscribed, Subscription Economy, Powering the Subscription Economy, and Subscription Economy Index are trademarks or registered trademarks of Zuora, Inc. Third party trademarks mentioned above are owned by their respective companies.

SOURCE: ZUORA FINANCIAL

Margaret Pack
press@zuora.com
619-609-3919